Draft Legal – 8020894.4 Page 1 of 3 26 April 2017 Matter No: 704697Doc Ref: Legal – 12450631.2 Atlas Financial Holdings, Inc. 150 Northwest Point Boulevard Elk Grove Village Illinois 60007 U.S.A. +1 345 814 7759 richard.fear@conyersdill.com Dear Sirs Re: Atlas Financial Holdings, Inc. US$25m principal amount of 6.625% Senior Unsecured Notes due 2022 We have acted as special Cayman Islands legal counsel to Atlas Financial Holdings, Inc. (the “Company”) in connection with its proposal to issue and sell pursuant to an underwriting Agreement dated 21 April 2017 between the Company and the underwriters named in the Schedule hereto (the “Underwriting Agreement”) US$25,000,000 principal amount of its 6.625% Senior Unsecured Notes due 2022 (the “Notes”). The Notes will be issued pursuant to an indenture and a supplemental indenture each dated 26 April 2017 (together the (“Indenture”) between the Company and Wilmington Trust, National Association, as trustee. The Company has filed with the United States Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (Registration No. 333- 195495) declared effective by the Commission on 12 May 2014, which registration statement covers the registration of the Notes under the United States Securities Act of 1933, as amended (the “1933 Act”). In this opinion letter such registration statement, including amendments thereto and any documents deemed to be part thereof by the rules and regulations under the 1933 Act, together with the prospectus contained in such registration statement and the prospectus supplement dated 21 April 2017 relating to offering of the Notes (together the “Prospectus“), is referred to as the “Registration Statement”.

Legal – 8020894.4 Page 2 of 3 For the purposes of giving this opinion, we have examined electronically transmitted copies of the following documents: (i) The Underwriting Agreement and the Indenture (which terms do not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto); and (ii) the Registration Statement and the Prospectus. We have also reviewed the Memorandum and Articles of Association of the Company dated 30 December 2010 as amended by special resolution dated 29 May 2014 (the “Constitutional Documents”), written resolutions of the directors of the Company dated 24 April 2017 and 20 May 2104 (the "Resolutions"), a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 25 April 2017 (the “Certificate Date”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinions set forth below. We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) the capacity, power and authority of each of the parties to the Underwriting Agreement, the Indenture and the Notes, other than the Company, to enter into and perform its respective obligations under such documents, (c) the due execution and delivery of the Underwriting Agreement, the Indenture and the Notes by each of the parties thereto, other than the Company, and the physical delivery thereof by the Company with an intention to be bound thereby, (d) the accuracy and completeness of all factual representations made in the Registration Statement, Prospectus, Underwriting Agreement, Indenture and other documents reviewed by us; (e) that the Resolutions were passed by unanimous resolution, remain in full force and effect and have not been rescinded or amended; (f) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein; (g) the validity and binding effect of the Underwriting Agreement and Indenture under their governing law; and (h) that the Registration Statement and Prospectus are in compliance with and valid under all applicable laws and regulations of the United States of America and have been or will be duly filed with and declared effective by the Commission. We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and

Legal – 8020894.4 Page 3 of 3 construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of a Current Report on Form 8-K by the Company with the Commission on or about the date hereof (the “Form 8-K”) and the offering of the Notes by the Company and is not to be relied upon in respect of any other matter. On the basis of and subject to the foregoing, we are of the opinion that: 1. The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, in good standing as at the Certificate Date. Pursuant to the Companies Law (the “Law”), a company is deemed to be in good standing if all fees and penalties under the Law have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Law. 2. The Company has taken all corporate action required to authorize its execution, delivery and performance of the Underwriting Agreement and Indenture, including the issuance of the Notes. 3. When issued in accordance with the Indenture, and delivered by or on behalf of the Company as contemplated by the Registration Statement, the Notes will constitute valid and binding obligations of the Company under the laws of the Cayman Islands. We hereby consent to the filing of this opinion as an exhibit to Form 8-K and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. Yours faithfully, /s/ Conyers Dill & Pearman Conyers Dill & Pearman